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                                                                EXHIBIT 99H TO
                                                    ANNUAL REPORT ON FORM 10-K
                                                    COMMISSION FILE NO. 1-3671


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              -------------------


                                   FORM 11-K

                  ANNUAL REPORT PURSUANT TO SECTION 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                      FOR THE YEAR ENDED DECEMBER 31, 1999

A. Full title of the Plan and the address of the Plan, if different from the issuer named below:

                          GENERAL DYNAMICS CORPORATION
                       SAVINGS AND STOCK INVESTMENT PLAN

B. Name of the issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                          GENERAL DYNAMICS CORPORATION
                            3190 FAIRVIEW PARK DRIVE
                       FALLS CHURCH, VIRGINIA 22042-4253

                          GENERAL DYNAMICS CORPORATION
                       SAVINGS AND STOCK INVESTMENT PLAN
                   INDEX OF FINANCIAL STATEMENTS AND EXHIBITS


                                                                                        Pages of this
                                                                                         Exhibit 99H
(a)        FINANCIAL STATEMENTS

           Report of Independent Public Accountants                                              1

           Statements of Net Assets Available for Benefits,
           As of December 31, 1999 and 1998                                                            2

           Statement of Changes in Net Assets Available for Benefits,
           For the Year Ended December 31, 1999                                                  3

           Notes to Financial Statements                                                         4-8

           Schedule I - Statement of Investments
           in Master Trust Funds as of December 31, 1999                                         9-10

(b)        SIGNATURE                                                                             11

(c)        EXHIBITS

           Exhibit 23 - Consent of Independent Public Accountants                                12

GENERAL DYNAMICS CORPORATION
SAVINGS AND STOCK INVESTMENT PLAN

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1999 AND 1998
TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To General Dynamics Corporation:

We have audited the accompanying statements of net assets available for benefits of the General Dynamics Corporation Savings and Stock Investment Plan (the "Plan") as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the year ended December 31, 1999. These financial statements and the schedule referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999 and 1998, and the changes in net assets available for benefits for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental statement of investments in master trust funds (schedule I), is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Vienna, Virginia
June 1, 2000
                                      1

           GENERAL DYNAMICS CORPORATION
           SAVINGS AND STOCK INVESTMENT PLAN


           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
           AS OF DECEMBER 31, 1999 AND 1998





                                                                   1999                1998
                                                             ---------------     ---------------
         ASSETS:
            Investment in Master Trust                        $2,788,987,395      $2,575,814,821
            Loans receivable                                      30,702,724          19,972,729
            Miscellaneous receivables                                     --           2,536,660
                                                             ---------------     ---------------
         Total assets                                          2,819,690,119       2,598,324,210
                                                             ---------------     ---------------
         LIABILITIES:
            Accrued payables                                         367,273             708,661
                                                             ---------------     ---------------
         Total liabilities                                           367,273             708,661
                                                             ---------------     ---------------
         NET ASSETS AVAILABLE FOR BENEFITS                    $2,819,322,846      $2,597,615,549
                                                             ===============     ===============


        The accompanying notes are an integral part of these statements.

           GENERAL DYNAMICS CORPORATION
           SAVINGS AND STOCK INVESTMENT PLAN


           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1999






         PARTICIPATION IN INCOME OF MASTER TRUST                                       $157,409,274
                                                                                    ---------------
         ADD (DEDUCT):
            Rollover contributions                                                       18,454,099
            Contributions by participants                                                56,635,024
            Contributions by General Dynamics                                            33,988,453
            Participating forfeitures                                                      (624,054)
            Loan payments                                                                 1,965,344
            Interportfolio transfers                                                        213,053
            Distributions to withdrawn participants                                    (204,578,014)
            New loans issued                                                              1,036,383
            Transfers in (Note 9)                                                       154,604,020
            Pending transactions                                                          2,603,715
                                                                                    ---------------
         Net increase                                                                   221,707,297

         NET ASSETS AVAILABLE
         FOR BENEFITS:
            Beginning of year                                                         2,597,615,549
                                                                                    ---------------
            End of year                                                              $2,819,322,846
                                                                                    ===============


         The accompanying notes are an integral part of this statement.

         GENERAL DYNAMICS CORPORATION
         SAVINGS AND STOCK INVESTMENT PLAN


         NOTES TO FINANCIAL STATEMENTS
         AS OF DECEMBER 31, 1999 AND 1998




         1. The General Dynamics Corporation Savings and Stock Investment Plan (the "Plan") is a defined contribution plan covering eligible salaried employees of General Dynamics Corporation (the "Company"). The following is a brief description of the Plan provided for general information purposes. Participants should refer to the Plan agreement for more complete information.

         Generally, a participant may contribute from 1 to 10 percent of the first $25,000 of base earnings and 1 to 6 percent of base earnings in excess of $25,000. In addition, non-highly compensated participants, as determined by the Plan Administrator, may also contribute another 1 to 4 percent of base earnings on an unmatched basis. Participants at Bath Iron Works, Armament Systems, Defense Systems, Advanced Technology Systems, Information Systems, Government Systems ("GSC"), and Gulfstream Aerospace ("Gulfstream") may contribute 1 to 15 percent of their salary on a pre-tax basis.

         Each participant shall direct his or her contributions to be invested in one percent increments into the available funds. Participants can change their investment elections daily and can make an unlimited number of investment election changes each year.

         All Company matching contributions to the Plan are invested in Company common stock. Generally, participants that are 100 percent invested in the Company's Stock Fund receive a 100 percent Company matching contribution in Company common stock. Participants that are less than 100 percent invested in the General Dynamics Stock Fund receive a 50 percent Company matching contribution in Company common stock. The matching contributions vary from 50 to 100 percent for participants at Bath Iron Works, Armament Systems, Defense Systems, Advanced Technology Systems, Information Systems, GSC, and Gulfstream.

         Participants are eligible to participate in the Plan upon hire, and their contributions are always 100 percent vested. In general, Company matching contributions are fully vested upon five years of service. For participants from many of the Company's subsidiaries, contributions invested in the General Dynamics Stock Fund must be maintained in that fund for 5 years before becoming eligible for transfer to any other fund. Therefore, a portion of the balance in the General Dynamics Stock Fund represents non-participant-directed investments due to the match. With the exception of the General Dynamics Stock Fund, all other investment funds are completely participant-directed.

         The Plan permits active participants and employed inactive participants to borrow up to 50 percent of the vested amount in their accounts (as limited by the Plan) and to repay the loan by regular payroll deductions over a period of up to five years. Loans are issued at the prime rate of interest. Participants, excluding Gulfstream participants, may only have one loan outstanding at any given time.

         In the event the Plan is terminated, each participant will automatically be vested in the undistributed Company contributions. Each participant will receive payments based on the specific dollar amounts and shares of Company common stock in his or her account.

         2. According to the Plan documents, the seven funds may hold the following types of investments:

         GENERAL DYNAMICS STOCK FUND (THE "STOCK FUND") - The fund invests only in common stock of the Company.

         FIXED INCOME FUND - The fund invests in General Account and Separate Account Guaranteed Investment Contracts ("GICs"). General Account GICs are deposits with an insurance company that earn a contractually specified rate of return over a defined period. These contracts are secured by the issuer's general account (a broadly diversified portfolio of assets) and the net worth of the insurance company. Separate Account GICs are insured deposits with Metlife, but are invested in a separate portfolio of high-quality securities. The GICs are not further guaranteed by the Company or any government agency.

         BOND INDEX FUND - The fund invests in high-quality government, agency, corporate, mortgage-backed and asset-backed securities.

         BALANCED FUND - The fund is a mixed portfolio of commingled stocks and bond funds. The fund is made up of international equities, U.S. large cap equities and U.S. fixed income securities.

         S&P 500 STOCK INDEX FUND - The fund invests in all 500 U.S. common stocks in the S&P 500 Index in proportion to their weighting in the S&P 500 Index. It may also hold a small percentage of its value in S&P 500 futures contracts.

         INTERNATIONAL INDEX FUND - The fund invests in over 1,000 stocks in the major markets of Europe, Australia and the Far East. Investments are made in all stocks in the MSCI EAFE Index in approximate proportion to the weighting in the MSCI EAFE Index.

         SMALL CAP INDEX FUND - The fund attempts to invest in all 2,000 stocks in the Russell 2000 Index in proportion to their weighting in the Russell 2000 Index as liquidity allows. The Russell 2000 Index represents the smallest two-thirds of the 3,000 largest U.S. companies. It may also hold a small percentage of its value in Russell 2000 Index futures contracts.

         All of the above funds may hold a small cash balance for purposes of liquidity and expense control that is maintained in The Northern Trust Company Collective Short-Term Investment Fund.

         3. The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

         4. The accompanying financial statements are prepared on an accrual basis in accordance with accounting principles generally accepted in the United States.

         5. The Company has received a determination from the Internal Revenue Service ("IRS") that the Plan, including all amendments through March 18, 1999, is a qualified profit-sharing plan under Section 401(a) of the Internal Revenue Code. The trust formed thereunder is exempt from Federal income tax under Section 501(a). Although the Plan has been amended subsequent to the date of the latest determination from the IRS, the Plan Administrator and Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

         6. The Plan's investments are in the General Dynamics Corporation Savings and Stock Investment Plan's Master Trust (the "Master Trust"), which was established for the investment of assets of the Plan and the Hourly Employees Savings and Stock Investment Plan (the "Plans"). Each participating plan has an undivided interest in the Master Trust. The assets of the Master Trust are held by The Northern Trust Company (the "Trustee"). The recordkeeper is Hewitt Associates. At December 31, 1999 and 1998, the Plan's interest in the net assets of the Master Trust was approximately 82.3 percent and 81.7 percent, respectively. Net assets and net participation in the income of the Master Trust are allocated to the Plans according to their percentage interest in various funds included in the Master Trust.

         The following table presents the reported value of investments for the Master Trust.

                                                                          DECEMBER 31
                                                               ----------------------------------
                                                                    1999               1998
                                                               ----------------  ----------------
         General Dynamics Corporation common stock             $   780,090,277    $   762,414,942
         Investments in registered investment companies          1,280,694,154      1,138,026,273
         Investments in U.S. Government Securities                  33,051,643                 --
         Guaranteed investment contracts                         1,239,132,103      1,218,525,581
         Cash and cash equivalents                                  48,692,121         31,805,631
         Loans receivable                                           41,281,187         28,704,785

         Investments in Corporate Debt Securities &
         Other                                                       3,728,819                 --
                                                               ----------------  ----------------
         Total                                                  $3,426,670,304     $3,179,477,212
                                                               ================  ================

         Investment income for the Master Trust is as follows:

                                                                               DECEMBER 31, 1999
                                                                              -------------------
         Dividends                                                               $  12,502,995
         Interest                                                                   86,806,769
         Net realized and unrealized gains on assets                               105,486,635
                                                                                 -------------
                                                                                 $ 204,796,399
                                                                                 =============

           Administrative expenses are primarily paid by the Plan, although certain administrative functions are performed by employees of the Company. Although no costs were reimbursed by the Company in 1999, the Plan document provides that these costs may be reimbursed by the Company.

           7. In accordance with accounting principles generally accepted in the United States, amounts allocated to the accounts of participants who have elected to withdraw from the Plan but have not yet been paid as of year-end are not reported as liabilities on the statements of net assets available for benefits. However, the Department of Labor requires that these amounts be reported as liabilities on Form 5500. At December 31, 1999 and 1998, amounts payable on withdrawals and distributions were $5,491,974 and $3,857,680, respectively. In addition, on the accompanying 1999 statement of changes in net assets available for benefits, distributions to withdrawn participants would have been $206,212,308 instead of $204,578,014 if the December 31 amounts payable on withdrawals and distributions had been included.

           8. Most investments held by the Master Trust are recorded at quoted market value, as stated on public exchanges as of December 31, 1999 and 1998. The Company values the GICs in the Fixed Income Fund in accordance with AICPA Statement of Position No. 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined Contribution Pension Plans." As of December 31, 1999 and 1998, the GICs included in the Master Trust are reported at contract value because they have been determined to be fully benefit responsive. For example, participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. There are no reserves against contract value for credit risk of the contract issuers or otherwise. The fair value of the GICs at December 31, 1999 was $1,219,368,000 as compared to the contract value of $1,239,132,103. The average yield and crediting interest rates ranged from 5.7 percent to 10.0 percent for 1999.

           9. In November of 1999, the assets of Gulfstream and GSC were merged into the Plan and the related Master Trust and are included as transfers in on the accompanying Statement of Changes in Net Assets Available for Benefits.

           10. The Accounting Standards Executive Committee issued Statement of Position ("SOP") 99-3, "Accounting for and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters," which eliminates the requirement for a defined contribution plan to disclose participant directed investment programs. The SOP was adopted for these financial statements.

           11. Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments is as follows:

                                                                             DECEMBER 31
                                                                   -----------------------------
                                                                       1999            1998
                                                                   ------------    -------------
         Net assets:
            General Dynamics Corporation Common Stock              $685,198,177     $662,805,299

         Change in net assets:
            Investment in Master Trust                             $(66,883,300)
            Rollover contributions                                    4,425,830
            Contributions by participants                            34,203,611
            Contributions by the Company                             31,727,470
            Participating forfeitures                                  (567,302)
            Loan payments                                             8,033,155
            Inter-portfolio transfers                                51,942,381
            Distributions to withdrawn participants                 (40,353,731)
            New loans issued                                         (2,183,471)
            Transfers in                                              2,048,235
                                                                  -------------
         Net increase                                              $ 22,392,878
                                                                  =============

                                                                     SCHEDULE I
                                                                    PAGE 1 OF 2



                 GENERAL DYNAMICS CORPORATION
                 SAVINGS AND STOCK INVESTMENT PLAN


                 STATEMENT OF INVESTMENTS IN MASTER TRUST FUNDS
                 AS OF DECEMBER 31, 1999





                                                                                                              QUOTED
                                                                                                         MARKET/CONTRACT
                                                                                           COST               VALUE
                                                                                      ----------------  ------------------

GENERAL DYNAMICS STOCK FUND:
   Investment in General Dynamics Corporation                                          $   476,494,592    $   780,090,277
   common stock*
   Temporary Investments in The Northern
   Trust Company Collective
   Short-Term Investment Fund*                                                              15,367,784         15,367,784
                                                                                      ----------------  ------------------
Total                                                                                  $   491,862,376    $   795,458,061
                                                                                      ================  ==================
Proportionate Interest                                                                                    $   684,921,776
                                                                                                        ==================

FIXED INCOME FUND:
   Investment in the Fixed Income Fund                                                                    $ 1,239,132,103
   Temporary Investments in The Northern
   Trust Company Collective
   Short-Term Investment Fund*                                                                                 24,672,133
                                                                                                        ------------------
Total                                                                                                     $ 1,263,804,236
                                                                                                        ==================
Proportionate Interest                                                                                    $ 1,053,689,162
                                                                                                        ==================
BOND INDEX FUND:
   Investment in the Bond Index Fund                                                                      $   135,538,702
                                                                                                        ==================
Proportionate Interest                                                                                    $    88,183,769
                                                                                                        ==================

BALANCED FUND:
   Investment in the Balanced Fund                                                                        $    98,582,679
   Temporary Investments in The Northern
   Trust Company Collective
   Short-Term Investment Fund*                                                                                  1,962,399
                                                                                                        ------------------
Total                                                                                                     $   100,545,078
                                                                                                        ==================
Proportionate Interest                                                                                    $    84,357,349
                                                                                                        ==================

S&P 500 STOCK INDEX FUND:
   Investment in the S&P 500 Index Fund                                                                   $   999,056,181
   Temporary Investments in The Northern
   Trust Company Collective
   Short-Term Investment Fund*                                                                                        611
                                                                                                        ------------------
Total                                                                                                     $   999,056,792
                                                                                                        ==================
Proportionate Interest                                                                                    $   797,985,070
                                                                                                        ==================



         *Denotes party-in-interest



         The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE I
                                                                    PAGE 2 OF 2

         GENERAL DYNAMICS CORPORATION
         SAVINGS AND STOCK INVESTMENT PLAN


         STATEMENT OF INVESTMENTS IN MASTER TRUST FUNDS
         AS OF DECEMBER 31, 1999



                                                                                                         QUOTED
                                                                                                     MARKET/CONTRACT
                                                                                        COST              VALUE
                                                                                  ---------------  ------------------
       INTERNATIONAL INDEX FUND:
          Investment in the International Index Fund                                                  $ 36,940,721
          Temporary Investments in The Northern Trust
          Company Collective Short-Term Investment
          Fund*                                                                                                109
                                                                                                   ----------------
         Total                                                                                        $ 36,940,830
                                                                                                   ================
         Proportionate Interest                                                                       $ 33,173,864
                                                                                                   ================
         SMALL CAP INDEX FUND:
          Investment in the Small Cap Index Fund                                                      $ 47,356,332
                                                                                                   ================
         Proportionate Interest                                                                       $ 40,923,990
                                                                                                   ================
         LOAN FUND:
          Loans Receivable                                                                            $ 41,281,187
          Temporary Investments in The Northern Trust
          Company Collective Short-Term Investment
          Fund*                                                                                                230
                                                                                                   ----------------
         Total                                                                                        $ 41,281,417
                                                                                                   ================
         Proportionate Interest                                                                       $ 30,702,724
                                                                                                   ================
         DISTRIBUTION ACCOUNT:
          Distribution account                                                                        $  6,688,854
                                                                                                   ================
         Proportionate Interest                                                                       $  5,752,415
                                                                                                   ================



         *Denotes party-in-interest


         The accompanying notes are an integral part of this schedule.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL DYNAMICS CORPORATION
                                  As Plan Administrator of the General Dynamics Corporation Savings and Stock Investment Plan


                                  By             /s/  David A. Savner
                                  -----------------------------------
                                                    David A. Savner
                                                       Secretary



Dated:  June 27, 2000

                                                                      EXHIBIT 23




                          GENERAL DYNAMICS CORPORATION


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




        As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference into this Form 10-K/A for the year ended December 31, 1999, into the company's previously filed Registration Statements File Numbers 33-23448, 2-23904, 2-23032, 2-28952, 2-50980, 2-24270, 33-42799, 33-80213 and 33-81051.






                                                         /s/ ARTHUR ANDERSEN LLP
                                                         -----------------------
                                                             ARTHUR ANDERSEN LLP





Vienna, Virginia

June 28, 2000